Exhibit 21.1

SUBSIDIARIES OF CONSTELLATION BRANDS, INC.
As of March 2, 2020

PLACE OF
SUBSIDIARY	INCORPORATION/FORMATION
24Ligne LLC[1]	New York
Tradenames:
Black Button Distillery
ALCOFI Inc.	New York
Allberry, Inc.	California
Austin Cocktails Enterprises, LLC[4]	Texas
Austin Cocktails Investments, LLC[1]	Texas
Austin Cocktails Management, LLC[4]	Texas
AVA Food Labs, Inc.[1]	Delaware
Ballast Point Brewing & Spirits, Inc.	Delaware
Bardstown Bourbon Company, LLC[4]	Kentucky
BC Tenedora Inmobiliaria, S. de R.L. de C.V.	Mexico
Bebidas Espirituosas Constellation Mexico, S. de R.L. de C.V.	Mexico
Canandaigua B.V.	Netherlands
Canandaigua Limited	England and Wales
Canopus Holdings NZ Limited[5]	New Zealand
Canopy Growth Corporation[1]	Canada
Carolina Global LLC[1]	Delaware
Catoctin Creek Distilling Company LLC[1]	Virginia
CB Blue Holdings LLC	Delaware
CB Brand Strategies, LLC	Delaware
CB Brand Strategies II, LLC	Delaware
CB Cerveza Holdings S.à r.l.	Luxembourg
CB Cerveza Operations, S. de R.L. de C.V.	Mexico
CB Distilled Spirits LLC	Delaware
CB Glass Holdings GmbH	Switzerland
CB International Finance S.à r.l.	Luxembourg
CB Procurement LLC	Delaware
CB Spirits Canada, Inc.	British Columbia
CBG Holdings LLC	Delaware
CBMXL Servicios de Baja, S. de R.L. de C.V.	Mexico
CBrands Mexico SA de CV	Mexico
CBUS Crew Holdings, Inc.	Delaware
CBV Ventures LLC	Delaware
CBW LLC	Delaware
CBZ LLC	Delaware
Cerveza Holdings LLC	Delaware
CIC Holdings S.à r.l.	Luxembourg
CI Cerveza GmbH	Switzerland

CIH Holdings Mexico, S. de R.L. de C.V.	Mexico
CIH International S.à r.l. a/k/a CIH International GmbH	Switzerland
Clarion Spirits, LLC[1]	Kentucky
Cloud Peak Corporation	California
CO Vidriera S.à r.l. a/k/a Co Vidriera GmbH[2]	Switzerland
Compañia Cervecera BC, S. de R.L. de C.V.	Mexico
Compañía Cervecera de Coahuila, S. de R.L. de C.V.	Mexico
Tradenames:
Cerveceria de Coahuila
Cerveceria Modelo
Compañía Cervecera de Obregón, S. de R.L. de C.V.	Mexico
Tradenames:
Cerveceria de Coahuila
Cerveceria Modelo
Constellation Beers Ltd.	Maryland
Tradenames:
Constellation Services
Constellation Brands (Shanghai) Business Consulting Co., Ltd.	Shanghai, China
Constellation Brands Beach Holdings, Inc.	Delaware
Constellation Brands Canada Holdings ULC	Nova Scotia
Constellation Brands Chile SpA	Chile
Constellation Brands España, S.L.U.	Spain
Constellation Brands Europe Trading SRL	Italy
Constellation Brands Hong Kong Limited	Hong Kong
Constellation Brands International IBC, Inc.	Barbados
Constellation Brands International SRL	Barbados
Constellation Brands New Zealand Limited	New Zealand
Tradenames:
Constellation Brands
Nobilo Wines
Selaks Wines
Kim Crawford Wines
Constellation Brands Sales Finance LLC	Delaware
Constellation Brands SMO, LLC	Delaware
Tradenames:
Spirits Marque One
Svedka Beverage Company
Constellation Brands U.S. Operations, Inc.	New York
Tradenames:
240 Days Winery
3 Blind Moose Cellars
7 Moons Wine Co.
Alice White
Alice White Vineyards
Alice White Winery
Almaden Brandies

Almaden Imports
Almaden Vineyards
Arbor Mist Winery
Ariesse Champagne Cellars
Auros Wines
Axia Wine Company
Bear Cliff Cellars
Bear Cliff Vineyards
Belaire Creek Cellars
Black Box
Black Box Distillers
Black Box Wines
Blackstone Cellars
Blackstone Winery
Blossom Hill Collection
Blossom Hill Vineyards
Blossom Hill Winery
Bota Box Vineyards
Braidenwood Estates
Callie Collection
Canandaigua Concentrate
Canandaigua West, Inc.
CB Vineyards
Centerra Wine Company
Charlemont Vineyards
Charles Smith Wines
Chase-Limogere
Chateau LaSalle
Cheval Sauvage
Clos du Bois
Clos du Bois Estate Bottled Wines
Clos du Bois Estate Wines
Clos du Bois Vineyards
Clos du Bois Vineyards & Winery
Clos du Bois Vintners
Clos du Bois Wine Merchants
Clos du Bois Winery
Clos du Bois Winery & Vineyards
Clos du Bois Wines
Club Cellars
Club Import
Coastal Vintners
Cooks’ Cellars
Cook’s Champagne Cellars
Cooper & Thief Cellarmasters
Crafters Union

CWUS Imports
Deer Valley Vineyards
Dunnewood Vineyards
Dunnewood Vineyards and Winery
Dunnewood Vineyards & Winery
EC Vineyards
Echo Falls Vineyards
Echo Falls Winery
Echo Grove Cellars
Estate Cellars
Excelsior Wine & Spirits
Farallon Vineyards
Forsythe Vineyards
Galleria Champagne Cellars
Gold Vine Winery
Hartley Cellars
Hayman & Hill
Hayman & Hill Vineyards
Hayman & Hill Wines
Heritage Village Cellars
Heritage Vineyards
Heublein
Heublein Cellars
Heublein Wines
Hidden Crush
Hidden Crush Vineyards
Hidden Crush Wines
HRM Rex-Goliath Vineyards
HRM Rex-Goliath Winery
HRM Rex-Goliath! Wines
HRM Rex-Goliath Wines
Inglenook Champagne Cellars
Inglenook Estate Cellars
Inglenook Vineyard Co.
Inglenook-Napa Valley
Inside Out Wines
International Cellars
K. Cider Co.
King’s Pass
La Terre
La Terre Cellars
La Terre Vineyards
La Terre Winery
Lodi Distribution Center
Longhorn Vineyards
Madera Wineries & Distilleries

Madera Wineries and Distilleries
Manischewitz Vineyards
Marcus James
Marcus James Vineyards
Marcus James Winery
Mark West Winery
Medallion Imports
Medallion Wine Imports
Meiomi Wines
Mendocino Vineyards
Milestone Winery
Mission Bell Wines
Monkey Bay
Motif Champagne Cellars
Nathanson Creek Cellars
Nathanson Creek Wine Cellar
Nathanson Creek Winery
Night Harvest Cellars
Nobilo Wines
North Lake Wines
Notable Wine Co.
No Wimpy Importers
Oakville Cellars
Oakville Vineyards
Ooh La La Wines
Paso Creek
Paul Masson Vineyards
Popcrush Wines
Primal Roots
Prospect Peak Cellars
PWP
R.H. Phillips
R.M.E., Inc.
Ravage Wines
Red Guitar Winery
Rev Winery
Rex-Goliath Vineyards
Rex-Goliath Winery
Rex-Goliath Wines
Rio Vaca Vineyard
Rio Vaca Vineyards
River Oaks
River Oaks Estate Bottled Wines
River Oaks Estates Vineyards
River Oaks Estates Wines
River Oaks Vineyards

River Oaks Vineyards & Winery
River Oaks Vintners
River Oaks Wine Merchants
River Oaks Winery
River Oaks Winery & Vineyards
River Oaks Wines
Robert Mondavi
Robert Mondavi Coastal
Robert Mondavi Coastal Winery
Robert Mondavi Winery
Robert Mondavi Winery – Woodbridge
Robert Mondavi Woodbridge
Rusty Cage Wines
Rutherford Estate Cellars
Saint Regis Vineyards
Santa Lucia
Santa Lucia Cellars
Santa Lucia Co.
Santa Lucia Company
Santa Lucia Orchard
Santa Lucia Vineyard
Santa Lucia Vineyards
Santa Lucia Wine
Santa Lucia Wine Cellars
Santa Lucia Winery
Santa Lucia Wines
Sante Vineyards
Saved Wines
Shewan Jones
Simply Naked Winery
Sonoma Vendange
Sonoma Vendange Winery
Soul Catcher Cellars
Spoken Barrell
St. Regis
St. Regis Cellars
St. Regis Vineyards
T.J. Swann Wines
T.K. Wine Co.
Taco Diamonte
Talus
Talus Cellars
Talus Collection
Talus Vineyards
Talus Winery
The Dreaming Tree

The Jibe
The Jibe Wine Company
The R.H. Phillips Cellars
The R.H. Phillips Vineyard
Toasted Head
Toasted Head Winery
To Kalon Vineyard Company
Tom Gore Vineyards
Turner Road Cellars
Turner Road Vineyards
Turner Road Vintners
Turner Road Wines
Twin Fin
Twin Fin Wines
V.no Wines
Vaca Rio Olivos Vineyards
Vendange Wine Cellars
Via Firenze Vineyards
Vincor USA
W.W. Imports
Widmer California Vineyards
Wild Horse
Wild Horse Cellars
Wild Horse Co.
Wild Horse Company
Wild Horse Vineyard
Wild Horse Vineyards
Wild Horse Wine
Wild Horse Wine Cellar
Wild Horse Wine Cellars
Wild Horse Wine Co.
Wild Horse Wine Company
Wild Horse Winery
Wild Horse Winery & Vineyards
Wild Horse Winery and Vineyards
Wild Horse Wines
Woodbridge Vineyards
Woodbridge Winery
Y & Co Cellars
Zen of Zin Winery
Constellation Capital LLC	Delaware
Constellation Europe (Holdings) Limited	England and Wales
Constellation International Holdings Limited	New York
Constellation Leasing, LLC	New York
Constellation Marketing Services, Inc.	Delaware
Constellation Services LLC	Delaware

Constellation Trading Company, Inc.	New York
Copper & Kings American Brandy Company[1]	Kentucky
Corkteam, LLC[1]	Illinois
Tradename:
Winestyr
Crown Imports LLC	Delaware
Tradenames:
Crown Imports
Monarch Import Company
Crown Sales Finance LLC	Delaware
CWI Holdings LLC	New York
Declan Distillers, LLC[4]	Texas
Tradename:
Austin Cocktails
Durham Distillery LLC[1]	North Carolina
El Silencio Holdings, Inc.[1]	Delaware
Four Corners Brewing Company LLC	Texas
Tradenames:
Four Corners Brewing Company
Four Corners Brewing Co.
Franciscan Vineyards, Inc.	Delaware
Tradenames:
California Coast Winery
Caymus Cellars
Chantree
Cuttings Wharf Vineyards
Cuvee Sauvage
Dreamboat Cellars
Dreamboat Vineyards
Dreamboat Winery
Drylands Wines
Duetto
Estancia
Estancia Estates
Estancia Vineyards
Estancia Vineyards & Estates
Estancia Winery
Franciscan
Franciscan Estate
Franciscan Estate Selections
Franciscan Estate Selections, Ltd.
Franciscan Estate Wine Merchants
Franciscan Oakville Estate
Franciscan Vineyards
Franciscan Vineyards, Inc.
Franciscan Winery

Friars’ Table
FV Reserve
Goldfields
Icon Estates
Kim Crawford Wines
Michael’s
Moltepulciano
Mt. Veeder Winegrowers
Mt. Veeder Winery
Nap Val Winery
No Wimpy Importers
Pickle Canyon Vineyards
Pinnacles Estate
Pinnacles Vineyard
Pinnacles Winery
Ravenswood
Ravenswood Winery
Redwood Coast Winery
Ruffino Import Company
Ruffino Imports
Silver Oak Cellars
Simi Winery
Simi Winescapes
Stonewall Canyon
Stonewall Canyon Cellars
Stonewall Canyon Creek
Stonewall Canyon Vineyards
Stonewall Canyon Winery
Vina Caliterra
Vineone
Vintage Ink
Winescapes
Funky Buddha Brewery LLC	Florida
Tradename:
Funky Buddha Brewery
GJS Sales, Inc.[4]	Illinois
Greenstar Canada Investment Corporation	British Columbia
Greenstar Canada Investment Limited Partnership	British Columbia
High West Distillery, LLC	Utah
Western Standard Brewing Company
High West Holdings, LLC	Delaware
High West Properties, LLC	Utah
High West Saloon, LLC	Utah
Home Brew Mart, Inc.	California
Tradenames:
Blue Crown Brewing

Star Catcher Beverages
Industria Vidriera de Coahuila, S. de R.L. de C.V.[3]	Mexico
Karma Culture LLC[1]	New York
Kikowhero Partnership[1]	New Zealand
Kim Crawford Wines Limited	New Zealand
Kingstreet GmbH	Switzerland
Manor Park Cellars Limited	England and Wales
Mezcal El Silencio Mexico S. de R.L. de C.V4	Mexico
Mezcal El Silencio Raices, S. de R.L. de C.V.[4]	Mexico
Montanya Distillers, LLC[1]	Colorado
MXL H2O, S. de R.L. de C.V.	Mexico
National Liquor Distributors Limited	New Zealand
Nelson’s Green Brier Distillery, LLC[2]	Delaware
Tradenames:
Belle Meade Distillery
Green Brier Distillery Co
Music City Whiskey
Nelson’s Distillery Co.
Nelson’s Green Brier
Tennessee Whiskey Company
Whiskey 615
Nobilo Holdings	New Zealand
Nobilo Vintners Limited	New Zealand
Nobilo Wines Limited	New Zealand
Old Line Spirits, LLC[1]	Maryland
Operadora El Silencio, S. de R.L. de C.V.[4]	Mexico
Opus One Winery LLC[1]	Delaware
Poderi Ducali Ruffino S.r.l. Società Agricola	Italy
Real McCoy Spirits, Corp.[1]	Delaware
RMD Acquisition Corp.	Delaware
Robert Mondavi Europe GmbH	Germany
Robert Mondavi Investments	California
Rocco Holdings, S.A. de C.V.[4]	Mexico
Ruffino S.r.l.	Italy
Tradenames:
I.L. Ruffino 1877 Srl
Chianti Ruffino Srl
Toscovini Srl
Schrader Cellars, LLC	California
Tradename:
Schrader Cellars
Selaks Wines Limited	New Zealand
Servicios Modelo de Coahuila, S. de R.L. de C.V.	Mexico
Springfield Partnership[1]	New Zealand
STZ Lucky Stars LLC	Delaware
Tenute Ruffino S.r.l. Società Agricola	Italy

Tradenames:
Ruffino Estates Srl
Tenimenti Ruffino Srl
Tenute Ruffino S.r.l.
Tenute Agricole Ruffino S.r.l.
The Hogue Cellars, Ltd.	Washington
Tradenames:
Hogue
Hogue Cellars, Ltd.
Horse Heaven Hills Wine
Roza Estates Winery
Thorny Rose
Thorny Rose Wines
The Robert Mondavi Company II LLC	Delaware
The Robert Mondavi Corporation	California
Valleyfield Vineyard Partnership[5]	New Zealand
Vidriera Holdings S.à r.l. a/k/a Vidriera Holdings GmbH[3]	Switzerland
Vincor Finance, LLC	Delaware
Vivify Beverages, LLC[1]	Delaware
Wicer, LLC[1]	Delaware
XYZ Beverage Holdings, LLC[1]	Delaware
XYZ Beverage LLC[4]	Wisconsin

In addition to the tradenames listed above, which are used by subsidiaries of the registrant, the registrant uses the following tradenames:
Arbor Mist
Arbor Mist Winery
Aurora Valley Vineyards
Batavia Wine Cellars
Bisceglia Brothers Wine Co.
Bristol Hills Wine Company
Canandaigua Champagne Cellars
Canandaigua Industries Co.
Canandaigua Wine Co.
Casa Noble Imports
Casata Vineyards
Chapulin Spirits
Charles Jacquin Vineyards Co.
Chateau Donay Wine Cellars
Chateau Luzerne Vintners Co.
Chateau Martin Company
Chelsea Wine Company
Cisco Wine Company
Cisco Wine Co.
Classic Marketing Co.
Constellation Imports
Constellation Spirits

Constellation Spirits and Specialty Wines
Cook’s Champagne Cellars
Cook’s Sparkling Wine Cellars
Cribari & Sons
Cribari Cellars
Cribari Champagne Cellars
Cribari Winery
Crystal Wine Cellars
Dixie Wine Company
Dunnewood Vineyards & Winery
Eastern Wine Company
F. Heinrich Wine Cellars
Finger Lakes Wine Company
Gay Page Wine Cellars
Global Wine Co.
Gold Seal Vineyards
Golden Age Wine Cellars
Great Western Winery
Guild Wineries & Distilleries
Hammondsport Wine Company
Italian Swiss Colony
J. Roget Champagne Cellars
K.C. Arey & Co.
King Solomon Wine Co.
Kings Wine Co.
La Domaine
La Petite Wine Cellars
Lake Island Champagne Cellars
Manischewitz Wine Company
Marcus James Winery
Margo Vintners
Marvino Wine Company
Masada Wine Company
Melody Hill Vintners
Monarch Wine Co.
Monarch Wine Imports
Monte Carlo Champagne Cellars
Moselweinhaus Import Company
Mother Vineyard Wine Co.
Moulin Rouge Champagne Cellars
M-R Champagne Co.
New York State Wine Company
Old Rabbinical Bottling Co.
Pol D’Argent Import Company
Premium Champagne Company
Reserve Du Domaine Vineyard

Richards Champagne Cellars
Richards Fils Et Cie Wineries
Richards Wine Company
Rosatello Wines
Satin Rose Wine Co.
Schenley Distributors
Sky Rocket Wines
Southland Wine Co.
Sun Country Cellars
Taylor Country Cellars
Taylor Wine Cellars
Taylor Wine Company
The California Cellars of Chase-Limogere
The Great Western Winery
The Taylor Wine Company
The Taylor Wine Company, Inc.
Tiger Wine Co.
Trance Winery
Upper Bay Wine Cellars
Vine Valley Winery
Vineyard to Wine Cellar
Vineyard to Wine Cellars
Virginia Dare Wine Company
Wheeler Wine Cellars
Wild Irish Rose Wine Company
Wilen Brothers Co.
Wilen Wine Co.
Winedale Vineyards

Notes: The names of certain subsidiaries are omitted from the above schedule because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

The tradenames referenced in the above schedule may or may not be names registered with a governmental authority.
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[1]	Less than wholly-owned entity that is an equity investment of the registrant; financial results of this entity are not consolidated with those of the registrant.

[2]	Less than wholly-owned entity; financial results of this entity are consolidated with those of the registrant.

[3]
Entity is wholly-owned by an entity which is less than wholly-owned by the registrant but the financial results of this entity’s parent or parents, as applicable, are consolidated with those of the registrant.

[4]	Entity is owned by an entity which is an equity investment that is less than wholly-owned by the registrant; financial results of this entity are not consolidated with those of the registrant.

[5]	Less than wholly-owned entity; financial results of this entity are not consolidated with those of the registrant.